UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.          )

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National Bancshares Corporation

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NATIONAL BANCSHARES CORPORATION

112 West Market Street

Orrville, Ohio 44667

(330) 682-1010

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN that the 2013 Annual Meeting of Shareholders of National Bancshares Corporation (the “Annual Meeting”) will be held at the Operations Center of First National Bank, 1444 North Main Street, Orrville, Ohio, 44667 on Thursday, April 25, 2013 at 2:00 pm local time for the following purposes:

(1) to elect four directors for a three-year term ending in 2016;

(2) an advisory (non-binding) vote to approve our executive compensation as disclosed in this Proxy Statement;

(3) an advisory (non-binding) vote on whether an advisory vote on executive compensation should be held every one, two or three years;

(4) to ratify the appointment of Crowe Horwath LLP as National Bancshares Corporation’s independent registered public accounting firm (independent auditors) for the year ending December 31, 2013; and

(5) to transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Holders of common shares of record at the close of business on March 1, 2013 are entitled to vote at the Annual Meeting.

By Order of the Board of Directors,

James R. VanSickle

Chief Financial Officer

March 27, 2013

Important notice regarding the availability of proxy materials for the Shareholder Meeting to be held on April 25, 2013. The Company’s Proxy Statement and Annual Report to security holders for the fiscal year ended December 31, 2012 is also available at www.discoverfirstnational.com/reports.

NATIONAL BANCSHARES CORPORATION

112 West Market Street

Orrville, Ohio 44667

(330) 682-1010

PROXY STATEMENT

This proxy statement is furnished by National Bancshares Corporation (“National Bancshares”) and its wholly-owned subsidiary, First National Bank of Orrville (the “Bank” and collectively with National Bancshares, the “Company”) in connection with the solicitation by National Bancshares’ Board of Directors (the “Board”) of proxies to be used at the 2013 Annual Meeting of Shareholders (the “Annual Meeting”) and at any adjournments or postponements thereof. The Annual Meeting will be held on Thursday, April 25, 2013 at 2:00 pm local time at the Operations Center of First National Bank, 1444 North Main Street, Orrville, Ohio, 44667. The accompanying Notice of Annual Meeting of Shareholders and this proxy statement are first being mailed to shareholders on or about March 27, 2013. Holders of common shares of record on March 1, 2013 (the “Record Date”) are entitled to vote at the Annual Meeting.

INFORMATION ABOUT THE MEETING

Purpose of the Meeting — At the Annual Meeting we will ask National Bancshares shareholders to elect four directors to serve until the 2016 annual meeting or until their successors are elected and qualified; to approve executive compensation; to approve the frequency of executive compensation approval; and to ratify the appointment of the Company’s independent registered public accounting firm (independent auditors) for the year ending December 31, 2013.

Voting and Revocation of Proxies — Proxies solicited by the Board may be used at the Annual Meeting and any postponement or adjournments thereof only and will not be used for any other meeting. The proxies will be voted in accordance with the directions given. If no directions are given, proxies will be voted FOR the election of each of the individuals nominated by the Board.

Shareholders who execute proxies retain the right to revoke them at any time, but revocation will not affect a vote previously taken. You may revoke a proxy by:

•	attending the Annual Meeting and advising National Bancshares’ Secretary that you intend to vote in person (your attendance at the Annual Meeting will not constitute revocation of a proxy);

•	giving a subsequent proxy relating to the same shares; or

•	filing with the Secretary at or before the Annual Meeting a written notice of revocation bearing a later date than the proxy.

A written notice revoking a proxy should be delivered to Mr. James R. VanSickle, Chief Financial Officer, National Bancshares Corporation, 112 West Market Street, PO Box 57, Orrville, Ohio 44667. Unless revoked, the shares represented by proxies will be voted at the Annual Meeting.

Record Date and Outstanding Shares; Quorum — On the Record Date for the meeting there were 2,219,965 common shares of National Bancshares issued and outstanding. To constitute a quorum at the Annual Meeting, according to Article II, section 7 of National Bancshares’ Code of Regulations, the holders of shares entitling them to exercise a majority of the voting power must be present in person or by proxy. Proxies marked “abstain” will be considered present for purposes of establishing that a quorum exists. Likewise, shares held by brokers in street name that are voted on at least one proposal will be considered present for purposes of establishing that a quorum exists.

Vote Required and Cumulative Voting — Directors are elected by a plurality vote. Accordingly, nominees receiving the greatest number of votes will be elected. Votes that are withheld in the election of directors will, therefore, have no effect. Proxies cannot be voted for a greater number of persons than the number of nominees named in this proxy statement.

Shareholders may vote cumulatively in the election of directors. To invoke the right to vote cumulatively in the election of directors, according to Ohio general corporation law section 1701.55(C), a shareholder must give advance written notice of his or her desire that voting in the election of directors be cumulative. The notice must be given to National Bancshares’ President or Chief Financial Officer at least 48 hours before the time fixed for holding a meeting to elect directors. If, at the convening of the meeting, an announcement of the cumulative voting notice is then made by the chairman of the meeting, or by or on behalf of the shareholder giving the notice, every shareholder will have cumulative voting rights in the election of directors. When shares are voted cumulatively, you multiply the number of shares you own by the number of directors to be elected to determine the total number of votes you may cast. You may give any one or more of the nominees any portion of the total number of your votes. Proxies solicited by the Board would also be voted cumulatively if a shareholder properly invokes the right to vote cumulatively. For all purposes other than election of directors, each share is entitled to one vote.

Abstentions and Broker Non-Votes — Abstention may be specified on all proposals except the election of directors. Although abstentions are counted for purposes of establishing that a quorum is present, abstentions and broker non-votes are not counted as votes cast. Because directors are elected by a plurality of votes cast, abstentions and broker non-votes have no effect on the election of directors.

Solicitation of Proxies — In addition to soliciting proxies by mail, the Company, through its directors, officers and regular employees, may also solicit proxies personally or by telephone, without additional compensation. The cost of solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in forwarding proxy material to the beneficial owners of common shares.

Voting Securities and Principal Holders — The following table sets forth the beneficial ownership of National Bancshares’ common shares by each of its directors, director nominees and named executive officers, and the directors and executive officers as a group, as of the Record Date. For purposes of the table, a person is considered to beneficially own any shares over which he or she exercises sole or shared voting or investment power, or of which he or she has the right to acquire beneficial ownership within 60 days. Unless otherwise indicated, voting power and investment power are exercised solely by the person named or are shared with members of his or her household. Shares deemed to be outstanding for purposes of computing “Percent of Class” are calculated on the basis of 2,219,965 shares outstanding as of the Record Date.

	Common Shares
	Beneficially	Percent
Directors, Director Nominees and Named Executive Officers	Owned	Of Class
John P. Cook, CPA, Ph.D.	3,400	*
Bobbi E. Douglas	2,113	*
Myron Filarski	350	*
John W. Kropf (1)	37,550	1.70%
John L. Muhlbach, Jr.	4,420	*
Thomas R. Poe	3,003	*
Victor B. Schantz	11,300	*
Steve Schmid (2)	12,304	*
James R. Smail	253,769	11.43%
David C. Vernon	0	*
Howard J. Wenger (3)	89,790	4.04%
Mark R. Witmer	482	*
Albert W. Yeagley	4,057	*
All directors, nominees, executive officers as a group (15 people)	427,141	19.24%

*	Beneficial ownership is less than 1% of the class

(1)	Includes 5,880 common shares owned by John W. Kropf’s spouse.

(2)	Includes 9,008 common shares owned by Steve Schmid’s spouse.

(3)	Includes 11,596 common shares owned by Howard J. Wenger’s spouse.

As of the Record Date, no person was known by National Bancshares to be the beneficial owner of more than 5% of the outstanding common shares of National Bancshares, except as follows:

	Common Shares
	Beneficially	Percent
Name and Address of Beneficial Owner	Owned	of Class
MacNealy Hoover Investment Management, Inc.	164,316(1)	7.40%
200 Market Avenue North, Suite 200
Canton, Ohio 44702
James R. Smail	253,769	11.43%
2285 Eagle Pass
PO Box 1157
Wooster, Ohio 44691

(1)	According to a conversation held with Harry C. MacNealy on February 26, 2013, (i) MacNealy Hoover Investment Management, Inc. (“MacNealy”) beneficially owns 157,216 common shares in various client accounts as an investment adviser, or 7.08% of National Bancshares’ outstanding common shares, (ii) Harry C. MacNealy beneficially owns 6,000 common shares held in his personal accounts, or 0.27% of National Bancshares’ outstanding common shares, (iii) Charles H. Hoover beneficially owns 1,100 common shares, or 0.05% of National Bancshares’ outstanding common shares. Mr. MacNealy is the Chief Executive Officer and Chief Compliance Officer of MacNealy and Mr. Hoover is the President of MacNealy, and, together, they have the power to vote 164,316 common shares, or 7.40% of National Bancshares’ outstanding common shares.

PROPOSAL NUMBER 1

ELECTION OF DIRECTORS

Classification and Vacancies — The Board is divided into three classes, with one class elected each year for a three-year term. A total of 11 directors are authorized by National Bancshares’ Code of Regulations, Article III, Section 1. There are currently ten individuals serving as directors and one vacancy. Any vacancy can be filled at any time by a majority of the whole Board.

Nominees for Election as Directors — The following table sets forth certain information with respect to the nominees for election as Class II Directors of National Bancshares, for terms to expire in 2016, who will be voted upon at the Annual Meeting. There were no agreements, arrangements or understandings pursuant to which the persons listed below were selected as directors or nominees for directors. If any nominee is unable or unwilling to serve as a director on the date of the Annual Meeting, the proxies will be voted for the election of a substitute nominee or nominees designated by the Board.

	Age	Director since *	Current Term expires	Principal occupation in the last 5 years

Class II

Steve Schmid	61	1989	2013	Steve Schmid has served as President of Schmid Incorporated and two of its subsidiaries; Dairy Enterprises, Incorporated and PVD LLC. He has been President of Schmid Incorporated since 2006, Dairy Enterprises Incorporated and PVD LLC since 2009. Schmid Incorporated and its subsidiaries distribute and manufacture dairy products to a multi-state area, since December 2006. He previously served as President of Smith Dairy Products from 1986 to 2006. The Board concluded that Mr. Schmid should serve as a director of the Company primarily due to his experience as an executive in local business and significant community involvement. Mr. Schmid has been recognized for his entrepreneurial skills. In addition,
				Mr. Schmid has significant experience with the Company, having served on the Board for 23 years. This background enables Mr. Schmid to provide valuable insights to the Board.

James R. Smail	66	2009	2013	James R. Smail is Executive Chairman of the Board. In addition to serving as Chairman, Director and Chief Executive Officer of J.R. Smail, Inc. since 1975, Mr. Smail has served as Chairman and Director of Monitor Bancorp, Inc. since 1972 and Director and Audit Committee Member of Energy, Inc. since 2007, as well as numerous other directorships with energy, financial and ranching companies. The Board concluded that Mr. Smail should serve as a director of the Company primarily due to his experience in managing businesses and his experience in the financial institution industry as well as his entrepreneurial skills. This background enables Mr. Smail to provide valuable insights to the Board in evaluating the business conditions in markets in which the Company operates, as well as setting corporate strategy.

	Age	Director since *	Current Term expires	Principal occupation in the last 5 years

Mark R. Witmer	48	2012	2013	Mark R. Witmer has served as President and Chief Executive Officer of National Bancshares and the Bank since January 1, 2012. Mr. Witmer served as Senior Vice President, Agribusiness and Community Banking from August 16, 2011 until December 31, 2011. Mr. Witmer served as Vice President, Agribusiness and Community Banking from July 26, 2010 until August 21, 2011. Mr. Witmer served as Dealer/Manager, Executive Vice President and Chief Credit Officer at Farm Credit, Kentucky and Pennsylvania from July 2007 until July 2010. Prior to his duties with Farm Credit, Mr. Witmer was Senior Vice President at Sky Bank, Salineville, Ohio from September 2000 until July 2007. The Board concluded that Mr. Witmer should serve as a director, as well as the President and Chief Executive Officer of the Company, due to his 25 years experience in and knowledge of community banking and agribusiness as well as significant community involvement. This background enables Mr. Witmer to provide valuable insights to the Board, particularly in evaluating the business conditions in markets in which the Company operates, as well as in setting corporate strategy and compensating the Company’s management.

Albert W. Yeagley	65	1997	2013	Albert W. Yeagley retired from the J.M. Smucker Company on December 31, 2012 after 39 years of service. He had been with the company since 1974. He had served as Vice President, Industry and Government Affairs since January of 2009. He previously served as Vice President of Quality Assurance at J.M. Smucker Company from 2001 to 2008. The Board concluded that Mr. Yeagley should serve as a director of the Company primarily due to his experience as a senior executive in a Fortune 500 company and his significant community involvement. In addition, Mr. Yeagley has significant experience with the Company, having served on the Board for 15 years. This background enables Mr. Yeagley to provide valuable insights to the Board in evaluating the business conditions in markets in which the Company operates.

Directors Continuing in Office — The following table sets forth certain information with respect to Class I and Class III Directors of National Bancshares. There were no agreements or understandings pursuant to which any of the persons listed below were elected as directors.

	Age	Director since *	Current Term expires	Principal occupation in the last 5 years
Class I

Bobbi E. Douglas	54	1998	2015	Bobbi E. Douglas has served as Executive Director of STEPS at Liberty Center and Every Woman’s House, social service organizations, since 1985. The Board concluded that Ms. Douglas should serve as a director of the Company primarily due to her extensive experience as the executive director of prominent social service organizations and her significant community involvement. In addition, Ms. Douglas has significant experience with the Company, having served on the Board for 14 years. This background enables Ms. Douglas to provide valuable insights to the Board.

John L. Muhlbach, Jr.	66	2007	2015	John L. Muhlbach, Jr. has been Vice President of A.A. Hammersmith Insurance, Inc since 2005. The Board concluded that Mr. Muhlbach should serve as a director of the Company primarily due to his experience in local business and significant community involvement as well as charitable and professional activities statewide. In addition, Mr. Muhlbach has experience with the Company, having served on the Board for five years. This background enables Mr. Muhlbach to provide insights to the Board in evaluating business conditions in markets in which the Company operates.

Victor B. Schantz	60	2007	2015	Victor B. Schantz has served as President of the Schantz Organ Company, a custom manufacturer of pipe organs for churches, since 2001. The Board concluded that Mr. Schantz should serve as a director of the Company primarily due to his experience as an executive in local business, 15 years experience as a director of a local financial institution as well as significant community involvement. This background enables Mr. Schantz to provide valuable insights to the Board, particularly in evaluating the business conditions in markets in which the Company operates, as well as in setting corporate strategy and compensating the Company’s management.

Howard J. Wenger	70	1998	2015	Howard J. Wenger has been the President of Wenger Excavating, Inc. since 1968, Lake Region Oil, Inc. since 1979 and Northstar Asphalt, Inc., Massillon Materials, Inc., and Stark Materials, Inc. since 1985, excavating and building materials companies operating from Dalton, Ohio. The Board concluded that Mr. Wenger should serve as a director of the Company primarily due to his long experience in managing businesses and his entrepreneurial skills. In addition, Mr. Wenger has significant experience with the Company, having served on the Board for 14 years. This background enables Mr. Wenger to provide valuable insights to the Board, particularly in evaluating the business conditions in markets in which the Company operates as well as in setting corporate strategy.

Class III

John P. Cook, CPA, Ph.D.	65	2005	2014

John P. Cook, CPA, Ph.D. has been a partner/shareholder of the firm of Long, Cook & Samsa, Inc., Certified Public Accountants / Consultants since December 2000. Previously, he was a Partner of Cook and Samsa, Certified Public Accountants. The Board concluded that Mr. Cook should serve as a director of the Company primarily due to his 38 years as a CPA with accounting and tax experience and his community involvement. This background enables Mr. Cook to provide valuable insights to the Board, particularly in evaluating the business conditions in markets in which the Company operates, as well as in setting corporate strategy.

John W. Kropf	69	1974	2014	John W. Kropf, Chairman of the Board, is an attorney, has been engaged in the practice of law since 1968 and a partner of the law firm Kropf, Wagner, L.L.P. in Orrville, Ohio since July 1, 2012. Mr. Kropf was a partner of the law firm Kropf, Wagner & VanSickle, L.L.P. from December 10, 2010 until July 1, 2012. Mr. Kropf was a partner of the law firm Kropf, Wagner, Lutz and VanSickle, L.L.P. from January 9, 2009 until December 10, 2010. Prior to this, Mr. Kropf was a partner in the law firm Kropf, Wagner, Hohenberger & Lutz L.L.P. since 1977. Mr. Kropf is a former chair of the board of Baldwin Wallace College, in Berea, Ohio and currently serves as a trustee. The Board concluded that Mr. Kropf should serve as a director of the Company primarily due to his long experience as an attorney and businessman and his significant community involvement. In addition, Mr. Kropf has significant experience with the Company, having served on the Board for 38 years. This background enables Mr. Kropf to provide valuable insights to the Board, particularly in setting corporate strategy and compensating the Company’s management as well as evaluating the business conditions in markets in which the Company operates.

*	Indicates the year first elected to the Board of the Company or, in Mr. Witmer’s case, the year appointed as a director by the Board.

The Board of National Bancshares and the board of directors of the Bank are comprised of the same ten individuals currently serving as directors; however, the Bank’s directors serve one-year terms. We expect all of National Bancshares’ directors, including the nominees standing for election at the Annual Meeting, will be nominated and elected to serve as directors of the Bank for the following year.

The Board has a mandatory retirement age of 75 years old. During 2013, there are no directors who will be attaining the age of 75.

There are no family relationships among any of National Bancshares’ directors, director nominees or executive officers. No director, director nominee or executive officer of National Bancshares, other than Mr. Smail, serves as a director of (1) a company with a class of securities registered under or that is subject to the periodic reporting requirements of the Securities Exchange Act of 1934; or (2) any investment company registered under the Investment Company Act of 1940. None of National Bancshares’ directors, director nominees or executive officers have been involved in any legal proceedings concerning bankruptcy, either individually or in respect of any businesses with which they have been involved. In addition, none of the continuing directors or director nominees has been convicted of any crime, excluding traffic violations and similar minor offenses.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” ALL OF THE DIRECTOR NOMINEES NAMED ABOVE IN THIS PROPOSAL NUMBER 1.

PROPOSAL NUMBER 2

APPROVAL OF EXECUTIVE COMPENSATION

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank Act”) and Section 14A of the Securities Exchange Act of 1934, we are required to include in this Proxy Statement and present at the meeting a non-binding shareholder resolution to approve the compensation of our named executive officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC. This proposal, commonly known as a “say-on-pay” proposal, gives shareholders the opportunity to endorse or not endorse the compensation of National Bancshares’s executives as disclosed in this Proxy Statement. The proposal will be presented at the annual meeting in the form of the following resolution:

RESOLVED, that the shareholders approve the compensation of National Bancshares Corporation’s named executive officers as disclosed in the compensation tables and related material in the Proxy Statement for the 2013 annual meeting of shareholders.

This vote will not be binding on our Board of Directors and may not be construed as overruling a decision by the Board or create or imply any additional fiduciary duty on the Board. It will also not affect any compensation paid or awarded to any executive. The Executive Committee and the Board may, however, take into account the outcome of the vote when considering future executive compensation arrangements.

Our executive compensation policies are designed to establish an appropriate relationship between executive pay and the annual and long-term performance of the Company, to reflect the attainment of short- and long-term financial performance goals, to enhance our ability to attract and retain qualified executive officers, and to align to the greatest extent possible the interests of management and shareholders. Our Board of Directors believes that our compensation policies and procedures achieve these objectives.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL NUMBER 3

FREQUENCY OF APPROVAL OF EXECUTIVE COMPENSATION

Under the Dodd-Frank Act and Section 14A of the Securities Exchange Act of 1934, we are required to include in this Proxy Statement and present at the meeting a non-binding shareholder vote to determine the timing of future shareholder votes on executive compensation. This proposal gives shareholders the opportunity to vote on whether a resolution to approve the compensation of our named executive officers should be presented to shareholders every one, two or three years, or to abstain from voting.

The Board of Directors believes that a resolution to approve the compensation of our executives should be presented to shareholders every three years because a three-year cycle will allow shareholders sufficient time to evaluate the effectiveness of incentive programs and compensation strategies, while allowing the Board and the Executive Committee to review and respond to shareholder input and modify the Company’s executive compensation programs, if necessary.

This vote will not be binding on our Board of Directors or Executive Committee and may not be construed as overruling a decision by the Board or create or imply any additional fiduciary duty on the Board. It also will not affect when the shareholders will be asked to vote on executive compensation in future years. The Executive Committee and the Board may, however, take into account the outcome of the vote when considering when to present shareholders with a resolution to approve executive compensation.

The Company expects that it will no longer be subject to the requirements of the Securities Exchange Act of 1934 on or about April 4th, 2013. Notwithstanding the foregoing proposal, the Company does not expect to be required, nor does it intend, to conduct future “say-on-pay” advisory votes after this year’s Annual Meeting. If the Company remains or otherwise becomes subject to the requirements of the Exchange Act in the future, it will consider the outcome of the vote on the foregoing proposal when conducting any further “say-on-pay” votes.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” CONDUCTING AN ADVISORY VOTE ON EXECUTIVE COMPENSATION EVERY THREE YEARS.

PROPOSAL NUMBER 4

RATIFICATION OF THE APPOINTMENT OF NATIONAL BANCSHARES’

INDEPENDENT REGISTERED PUBLIC ACCOUNTANT

On March 15, 2013, the Audit Committee of National Bancshares recommended and approved the appointment of Crowe Horwath LLP (“Crowe”) as the Company’s independent registered public accounting firm (independent auditors) to examine the consolidated financial statements of the Company for the year ending December 31, 2013. National Bancshares is seeking the shareholders’ ratification of such action. Although ratification by the shareholders of National Bancshares’ independent registered public accounting firm is not required, National Bancshares deems it desirable to continue its established practice of submitting such selection to the shareholders. If our shareholders fail to vote on an advisory basis in favor of the selection, the Audit Committee will reconsider whether to retain Crowe, and may retain that firm or another firm without re-submitting the matter to our shareholders. Even if our shareholders ratify the appointment, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interests and the interests of our shareholders.

Crowe served as the Company’s independent registered public accounting firm for the fiscal years ended December 31, 2012 and 2011. We expect one or more representatives of Crowe will attend the Annual Meeting, will have an opportunity to make a statement if the representative(s) desires to do so, and will be available to answer appropriate questions.

Crowe has informed the Company that all, or substantially all, of the audit and other services provided by Crowe were performed by full-time, permanent employees of Crowe. The Company paid Crowe for fees aggregating $99,900 for the fiscal year ended December 31, 2012 and $97,940 for the fiscal year ended December 31, 2011, consisting of the following:

Audit Fees — For the audit of the Company’s annual financial statements, and reviews of the financial statements included in National Bancshares’ Quarterly Reports on Form l0-Q, the Company paid Crowe aggregate fees of $89,800 for the fiscal year ended December 31, 2012 and $85,400 for the fiscal year ended December 31, 2011.

Audit-Related Fees — The Company did not incur any audit-related fees for the fiscal years ended December 31, 2012 and 2011.

Tax Fees — For all tax services provided, the Company paid Crowe aggregate fees of $10,100 for the fiscal year ended December 31, 2012 and $12,540 for the fiscal year ended December 31, 2011.

All Other Fees — The Company did not incur any other fees for the fiscal years ended December 31, 2012 and 2011.

The Audit Committee of the Company has adopted a policy that requires advance approval of all audit and permitted non-audit services provided by its independent registered public accounting firm, including the fees and terms for such services, prior to the engagement of the independent registered public accounting firm with respect to such services. The Chair of the Audit Committee has been delegated the authority by the Audit Committee to evaluate and pre-approve the engagement of the independent registered public accounting firm for audit and permitted non-audit services between the regularly scheduled meetings of the Audit Committee. The Chair must report all such pre-approvals to the entire Audit Committee at the next committee meeting. All of the services described above for the fiscal years ended December 31, 2012 and December 31, 2011 were pre-approved by the Audit Committee.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL NUMBER 4.

CORPORATE GOVERNANCE

Meeting Attendance — The Board met twelve times in 2012. During the portion of 2012 in which he or she served as a director, every director attended at least 75% of the aggregate of (a) the total number of meetings of National Bancshares’ Board held in 2012; and (b) the total number of meetings held by all National Bancshares’ Board committees on which he or she served (the Board currently has three committees, the Audit Committee, the Executive Committee, which also serves as the Company’s Corporate Governance and Nominating Committee and the Compensation and Management Development Committee, and the Charitable Giving Committee). The Board also encourages all directors to attend the Annual Meeting of National Bancshares’ shareholders, but has no formal policy regarding such attendance. All of the ten incumbent directors at the time of the 2012 National Bancshares Annual Meeting of Shareholders attended such annual meeting.

Board Leadership — While National Bancshares’ Chief Executive Officer is a member of the Board, the roles of Chief Executive Officer and Chairman of the Board are currently separate. The Board believes that separating the roles of Chief Executive Officer and Chairman of the Board permits the Chief Executive Officer to focus more on managing National Bancshares’ business operations as the Chairman has responsibility for leading the Board in its oversight function and consideration of corporate strategy. The Board recognizes the time, effort and energy that the Chief Executive Officer is required to devote to his position in the current business environment, as well as the commitment required to serve as the Chairman of the Board. Accordingly, the Board believes that National Bancshares’ interests are best served by separating the role of Chief Executive Officer and Chairman of the Board. Furthermore, effective as of March 19, 2013, the Board elected a Chairman of the Board and an Executive Chairman of the Board.

Director Independence — The Board has determined that all members of the Board are independent directors within the meaning of Rule 5605(a)(2) of the marketplace rules of the NASDAQ Stock Market, with the exception of John W. Kropf and Mark R. Witmer.

Communications with the Board — Shareholders may communicate with one or more directors, or the entire Board, about matters of interest to those shareholders alone or to all shareholders. Management and the Board value dialogue with shareholders. If you desire to communicate with, or state your views and concerns to the Board, you may write to the Board, care of the Audit Committee, at 112 West Market Street, PO Box 57, Orrville, Ohio 44667. You must not expect a prompt substantive or detailed response. Your written communication will be taken into account by the Board.

Committees of the Board

The Board has three standing committees, the Audit Committee, the Executive Committee, which also serves as the Corporate Governance and Nominating Committee and the Compensation and Management Development Committee, and the Charitable Giving Committee. In addition to the Board’s three standing committees, the Bank has a Directors Loan Committee and a Risk Committee.

Audit Committee — Established in accordance with section 3(a)(58)(A) of the Securities Exchange Act of 1934, the Audit Committee oversees the auditing, accounting and financial reporting processes of National Bancshares. In fulfilling its oversight and responsibilities, this committee, among other things, reviewed with management the audited financial statements in the Annual Report, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. Members of the Audit Committee are John P. Cook, CPA, Ph. D., John L. Muhlbach, Jr., Howard J. Wenger and Albert W. Yeagley. These individuals also serve as the Audit Committee of the Bank, performing the same Audit Committee functions at the Bank.

Each year the Audit Committee reviews and assesses the adequacies of a written Audit Committee Charter. Any changes to the Charter are approved by the Board. A current copy of the Audit Committee Charter may be found on the Company’s website at www.discoverfirstnational.com.

In the opinion of the Board, none of the members of the Audit Committee have a relationship with National Bancshares, or the Bank, that would interfere with the exercise of independent judgment in carrying out their responsibilities as directors. In addition, none of them are, or have for the past three years, been executive officers of National Bancshares or the Bank. In the opinion of the Board, each member of the Audit Committee is an “independent director,” as that term is defined in Rule 5605(a)(2) of the marketplace rules of the NASDAQ Stock Market. John P. Cook, CPA, Ph. D. has been designated as the “Audit Committee Financial Expert” by the Board.

The Audit Committee has engaged Crowe Horwath LLP to continue its service as independent registered public accounting firm (independent auditors) for 2013. Consistent with the Audit Committee Charter, and to ensure the auditor will be considered independent under the rules of the Securities and Exchange Commission (“SEC”), the independent auditor will be engaged and its compensation will be established solely by the Audit Committee. All audit and other services provided by the independent auditor must be approved in advance by the Audit Committee, with limited exceptions permitted by SEC rules. The Audit Committee exercises exclusive oversight of the independent auditor, which reports directly to the Audit Committee. National Bancshares common shares are not currently listed on a public stock exchange, but are traded in the Over-The-Counter market. During fiscal year 2012, the Audit Committee met four (4) times.

Audit Committee Report — The Audit Committee has submitted the following report for inclusion in this proxy statement:

The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2012 and has discussed the audited financial statements with management. The Audit Committee has also discussed with Crowe Horwath LLP, National Bancshares’ independent auditor, the matters required to be discussed by Statement on Auditing Standards No. 61(SAS), as amended, “Communications with Audit Committees.” The Audit Committee has received the written disclosures and the letter from Crowe Horwath LLP required by Independence Standards Board Standard (ISBS) No. 1 “Independence Discussion with Audit Committees,” and has discussed with Crowe Horwath LLP the independent auditor’s independence.

The Audit Committee has reviewed the non-audit services currently provided by National Bancshares’ independent auditor and has considered whether the provision of such services is compatible with maintaining the independence of the independent auditors.

Based on the Audit Committee’s review and discussions referred to above, the Audit Committee has recommended to the Board that the audited financial statements of National Bancshares Corporation be included in its Annual Report on Form 10-K for the year ended December 31, 2012 and filed with the Securities and Exchange Commission.

Submitted by the Members of the Audit Committee,

John P. Cook

John L. Muhlbach, Jr.

Howard J. Wenger

Albert W. Yeagley

Executive Committee — The Executive Committee (the “Executive Committee”) performs the functions of a nominating committee and a compensation committee. The Executive Committee also exercises much of the authority of the Bank’s board of directors when the full board is not in session. Members of the Executive Committee, who are also directors of National Bancshares, include John W. Kropf (Chairman of the Board), James R. Smail (Executive Chairman of the Board), Steve Schmid, Howard J. Wenger and Albert W. Yeagley. These individuals also serve as the Executive Committee of the Bank, performing the same Executive Committee functions at the Bank. John W. Kropf is not an independent director within the meaning of Rule 5605(a)(2) of the marketplace rules of the NASDAQ Stock Market. In general, the Executive Committee is responsible for Bank asset and liability management and interest rate risk management. The Executive Committee did not meet during the fiscal year 2012.

The Executive Committee performs the same functions as the Corporate Governance and Nominating Committee, and is responsible for assisting the Board in identifying and recommending individuals for nomination as members of the Board and its committees, and for developing, recommending to the Board and implementing a set of corporate governance principles applicable to the Company, its directors, officer and employees. The Executive Committee has not employed any third party consultants to identify suitable director candidates.

The process for identifying director candidates is a highly subjective one that is not based solely upon facts about a candidate’s credentials. The process includes existing directors’ perceptions about a candidate, their analysis of Board strengths and weaknesses, projections about future Board needs and the candidate’s ability to address them, and a variety of other subjective and intangible factors. An evaluation of the director candidate’s attributes include, but is not limited to, the following:

•	Background, business and leadership experience;

•	Knowledge of banking;

•	Potential contribution to the direction of the Company;

•	Ability to promote business growth through business and community contacts and referrals;

•	Reputation in the community;

•	Special skills in matters of interest to the Company, such as accounting, finance, legal, or regulatory experience;

•	Point of view concerning the existing and future business of the Company, including but not limited to the Bank’s competitive position and its role as an independent community banking organization;

•	Investment in the common shares of National Bancshares and commitment to investing in the common shares of National Bancshares over time;

•	Ability to communicate with, and to work cooperatively in, a diverse group of directors;

•	Qualify as an independent director under evolving corporate governance standards and marketplace rules of the NASDAQ Stock Market; and

•	Any business interests or other commitments or interests that might interfere with the ability to participate fully in the affairs of the board and its committees.

While the Board does not maintain a policy regarding diversity, the Board does consider the diversity of the Board when considering director nominees.

Shareholders have the right to make nominations to the Board, including the right to nominate one or more persons to fill director vacancies, but National Bancshares’ Code of Regulations does not specify a shareholder nomination procedure. A shareholder desiring to nominate a director candidate should deliver to National Bancshares’ Secretary written notice containing information about the nominee, including the name and age of the nominee, the nominee’s principal occupation, and the number of common shares of National Bancshares the nominee owns. The written consent of the nominee to serve as a director must also be provided. The shareholder’s notice should be delivered to National Bancshares’ Secretary by December 31 if the shareholder desires that his or her nominee be considered for nomination at the annual meeting in the following year. The notice should also contain information about the shareholder making the nomination, including (1) the name and address of the shareholder (or of the beneficial owner, if any, on whose behalf the nomination is made); (2) a representation that the shareholder is a holder of record of National Bancshares common shares entitled to vote at the annual meeting and that the shareholder intends to appear in person or by proxy at the annual meeting to nominate the person specified in the notice; (3) the number of common shares of National Bancshares owned beneficially and of record by the shareholder (and by the beneficial owner, if any, on whose behalf the nomination is made); (4) a description of all arrangements or understandings under which the nomination is being made between or among any of (a) the shareholder; (b) the beneficial owner on whose behalf the notice is given; (c) each nominee; and (d) any other person, naming that person; and (5) such other information about the nominee as is required in a proxy statement filed under the proxy rules of the SEC.

The Executive Committee will consider a shareholder’s nomination for director, however, such Committee has final authority to decide who the director nominees will be, based on the Committee’s assessment of the factors outlined above.

The Executive Committee follows the charter that was previously adopted by the Corporate Governance and Nominating Committee, which was approved by the Board. A copy of the Corporate Governance and Nominating Committee Charter may be found on the Company’s website at www.discoverfirstnational.com.

The Executive Committee also performs the functions of a compensation committee and is responsible for evaluating the director and officer compensation plans, policies, and programs of the Company and recommending the same to the Board of Directors for approval. The Executive Committee assists the Board in the discharge of the Board’s responsibilities relating to compensation for the Company’s directors and Chief Executive Officer.

The Executive Committee, in consultation with the Chief Executive Officer, establishes the general compensation philosophy and oversees the review, development and implementation of the Company’s compensation programs. The Executive Committee’s compensation philosophy is to reward both individual performance and Company performance, while maintaining compensation at a level consistent with compensation paid to directors and executive officers of comparably sized financial institutions in the Company’s market. The Executive Committee, without consultation with the Chief Executive Officer, is responsible for reviewing and recommending to the Board the Chief Executive Officer’s compensation based on the Chief Executive Officer’s performance in reaching the individual performance goals established by the Executive Committee.

The Executive Committee has the authority to discharge its duties and responsibilities, including the authority to obtain information from the officers of the Company, select, retain, terminate, and approve the fees and terms of compensation of experts or consultants, or legal counsel, as it deems appropriate.

The Executive Committee follows the charter that was previously adopted by the Compensation and Management Development Committee, which was approved by the Board. A copy of the Compensation and Management Development Committee Charter may be found on the Company’s website at www.discoverfirstnational.com.

Charitable Giving Committee — The Charitable Giving Committee, created on August 21, 2007, is responsible for identifying and recommending charitable giving and other philanthropic opportunities to the Board in accordance with the Charitable Giving Policy of the Company. Members of the Charitable Giving Committee are John W. Kropf (Chairman of the Board), John P. Cook, Bobbi E. Douglas and Victor B. Schantz. A copy of the Charitable Giving Policy may be found on the Company’s website at www.discoverfirstnational.com.

Directors Loan Committee of the Bank — The Directors Loan Committee of the Bank, created in April 2010, is authorized to approve credit exposures for secured and unsecured loans above $1 million up to and including the legal lending limit of the Bank. The Directors Loan Committee is comprised of the members of the Executive Committee, who are also directors of National Bancshares, including John W. Kropf (Chairman of the Board), Steve Schmid and James R. Smail (Executive Chairman of the Board). Loan Officers of the Bank also attend the meetings. During the fiscal year 2012, the Directors Loan Committee met 15 times.

Risk Committee — The Risk Committee, created on June 26, 2012, was responsible for the oversight of risk management. Members of the Risk Committee were John L. Muhlbach, Bobbi E. Douglas and Victor B. Schantz. During the fiscal year 2012, the Risk Committee met twice. The Board has since determined that a separate Risk Committee is not required due to the Board’s current role in risk oversight.

Role in Risk Oversight — Risk is inherent in any business and National Bancshares’ management is responsible for the day-to-day management of risks that National Bancshares faces. The Board, on the other hand, has responsibility for the oversight of risk management. In its risk oversight role, the Board has the responsibility to evaluate the risk management process to ensure its adequacy and that it is implemented properly by management.

The Board believes that full and open communication between management and the Board is essential for effective risk management and oversight. The Chairman of the Board meets regularly with the Chief Executive Officer to discuss strategy and risks facing National Bancshares. Senior management attends the Board’s monthly meetings in order to address any questions or concerns raised by the Board on risk management-related and any other matters.

The Board’s committees assist the Board in fulfilling its oversight responsibilities in certain areas of risk. The Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to risk management in the areas of financial reporting, internal controls and compliance with legal and regulatory requirements. The Executive Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks arising from National Bancshares’ compensation policies and programs; and assists the Board in fulfilling its oversight responsibilities with respect to the management of risks associated with Board organization, membership and structure, succession planning for directors and executive officers, and corporate governance. All of these committees report back to the full Board as to the committee’s activities and matters discussed and reviewed at the committee’s meetings.

EXECUTIVE AND DIRECTOR COMPENSATION

Summary Compensation Table

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($)		Option Awards ($)		Non-equity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All Other Compensation ($)		Total ($)
Mark R. Witmer	2012	$187,500		$40,000		$—		$17,700	(1)	$—	$—	$6,053	(2)	$251,253
President and Chief Executive Officer of National Bancshares	2011	$119,375		$13,500		$—		$—		$—	$—	$11,899	(3)	$144,774
and the Bank

David C. Vernon	2012	$282,800	(4)	$—		$—		$3,540	(1)	$—	$—	$8,317	(5)	$294,057
Former President and Chief Executive Officer of National Bancshares	2011	$250,000		$25,000		$16,213	(6)	$—		$—	$—	$29,436	(7)	$320,650
and the Bank

Myron Filarski(13)	2012	$161,869		$8,000		$—		$17,700	(1)	$—	$—	$6,290	(8)	$193,859
Executive Vice President and Chief Operating Officer	2011	$135,000		$13,500	(9)	$—		$—		$—	$—	$9,048	(10)	$157,548
of the Bank

Thomas R. Poe	2012	$160,000		$15,000		$—		$17,700	(1)	$—	$—	$13,211	(11)	$205,911
Executive Vice President and Senior Loan Officer	2011	$145,000		$14,500		$—		$—		$—	$—	$10,999	(12)	$170,499
of the Bank

(1)	Compensation reported represents the fair value of a non-qualified stock option award at the date of grant.

(2)	Compensation reported includes employer portion of health insurance coverage of $3,378, and employer contributions under the Bank’s 401(k) plan of $2,675.

(3)	Compensation reported includes employer portion of health insurance coverage of $10,971; employer contributions under the Bank’s 401(k) plan of $634; and $294 cash payment from the Bank equal to 20% of the purchase price of 100 National Bancshares common share acquired by the employee on the open market.

(4)	Compensation reported includes Directors Fees of $16,200.

(5)	Compensation reported includes perquisites of mileage reimbursement of $1,501; employer portion of health insurance coverage of $4,156; and employer contributions under the Bank’s 401(k) plan of $2,660.

(6)	Stock awards reported were granted in lieu of Directors Fees on July 1, 2011 at a price of $13.70 per share, the current market value of the shares on the date of grant; and January 3, 2012 at a price of $14.60 per share, the current market value of the shares on the date of grant.

(7)	Compensation reported includes perquisites of housing reimbursement of $11,596; mileage reimbursement of $10,517, employer portion of health insurance coverage of $4,383; and employer contributions under the Bank’s 401(k) plan of $2,940.

(8)	Compensation reported includes employer portion of health insurance coverage of $4,156 and employer contributions under the Bank’s 401(k) plan of $2,134.

(9)	Bonus amount reported was earned by Mr. Filarski in 2011 and paid on January 13, 2012.

(10)	Compensation reported in this column includes employer portion of health insurance coverage of $4,383; employer contributions under the Bank’s 401(k) plan of $4,400; and $265 cash payment from the Bank equal to 20% of the purchase price of 100 National Bancshares common shares acquired by the employee on the open market.

(11)	Compensation reported includes employer portion of health insurance coverage of $11,141 and employer contributions under the Bank’s 401(k) plan of $2,070.

(12)	Compensation reported includes employer portion of health insurance coverage of $8,918; employer contributions under the Bank’s 401(k) plan of $1,816; and $265 cash payment from the Bank equal to 20% of the purchase price of 100 National Bancshares common shares acquired by the employee on the open market.

(13)	Mr. Filarski left employment with the Company on January 11, 2013.

Narrative Discussion to the Summary Compensation Table

Employment Agreement with Mr. Vernon — Mr. Vernon’s December 2006 employment agreement was amended December 15, 2012 whereby the Company and Mr. Vernon agreed that the Employment Period under Mr. Vernon’s employment agreement would end on December 31, 2012, and all unpaid compensation to have been paid to Mr. Vernon under the employment agreement would be paid in one lump sum on or before December 31, 2012. Furthermore, pursuant to the amendment, Mr. Vernon retired as a director of the Company as of December 15, 2012.

Mr. Vernon’s employment agreement and amendments thereto entitled him to an annual salary of $225,000 beginning November 14, 2006 and such salary remained the same through the end of fiscal year 2007. Pursuant to resolutions adopted by the Board of Directors on November 20, 2007, effective January 1, 2008, Mr. Vernon’s salary was increased to $250,000. Mr. Vernon’s salary increase was based on the 47% increase in earnings over 2006 and the overall improvement of the Bank’s performance. As of January 1, 2012, the Bank ceased paying Mr. Vernon a $250,000 salary and began paying him $9,500 per month for the remainder of his employment period. On December 15, 2012, the Bank paid Mr. Vernon a lump sum payment of $161,500.

As part of the Mr. Vernon’s employment agreement and amendments thereto, the Bank reimbursed Mr. Vernon for reasonable expenses incurred by him on behalf of the Bank in performance of his duties, including weekly travel to and from his home in Cincinnati, Ohio, at the standard mileage rate as set forth by the Internal Revenue Service. Pursuant to Mr. Vernon’s employment agreement and amendments thereto, the Bank reimbursed Mr. Vernon for reasonable housing expenses in Wayne County, Ohio, where he resides during the business week. The various reimbursement amounts that were paid during fiscal years 2012 and 2011 to Mr. Vernon are included in the “All other compensation” column of the Summary Compensation Table.

No other named executives have written employment contracts.

Equity Incentive Plan — On February 19, 2008, the Board adopted an Equity Incentive Plan (the “Equity Incentive Plan”), which was approved by the shareholders at the 2008 Annual Meeting. A key objective of the Equity Incentive Plan is to promote the success of the Company’s business by providing appropriate equity incentives to officers, employees, consultants and non-employee directors. The Equity Incentive Plan provides for grants of stock options, stock appreciation rights, restricted stock, other stock-based awards and performance-based compensation (sometimes referred to individually or collectively as “Awards”). All Awards granted under the Equity Incentive Plan shall be evidenced by an Award Agreement.

The Equity Incentive Plan helps the Company to (i) attract and retain qualified non-employee directors, executives and other key employees and consultants with appropriate equity-based awards, (ii) motivate high levels of performance, (iii) recognize employee contributions to the Company’s success, and (iv) align the interest of Equity Incentive Plan participants with those of the Company’s shareholders.

The Equity Incentive Plan also helps the Company to remain competitive for qualified non-employee directors and executives, and skilled employees and consultants in the banking industry, particularly against similar companies competing for the same talent pool.

Outstanding Equity Awards at Fiscal Year-End

Name	Option Awards						Stock Awards
	Number of Securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable		Equity Incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares of units of stock that have not vested (#)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
David C. Vernon	8,000	2,000	(1)		$18.03	5/20/2018
	2,400	3,600	(2)		$13.22	10/19/2020
		2,000	(3)		$14.10	1/17/2022
Thomas R. Poe	1,200	1,800	(2)		$13.22	10/19/2020
		10,000	(3)		$14.10	1/17/2022
Myron Filarski	800	1,200	(2)		$13.22	10/19/2020
		10,000	(3)		$14.10	1/17/2022
Mark R. Witmer	800	1,200	(2)		$13.22	10/19/2020
		10,000	(3)		$14.10	1/17/2022

(1)	These stock options become exercisable on May 20, 2013.

(2)	These stock options become exercisable in equal increments on October 19, 2013, 2014 and 2015.

(3)	These stock options become exercisable in equal increments on January 17, 2013, 2014, 2015, 2016 and 2017.

Director Compensation Table

Name	Fees earned or paid in cash ($)		Stock awards ($)		Option awards ($)		Non-equity incentive plan compensation ($)	Non-qualified deferred compensation earnings ($)	All other compensation ($)	Total ($)

John P. Cook	$19,500	(1)	$—		$3,540	(2)	$—	$—	$—	$23,040
Bobbi E. Douglas	$12,950	(3)	$4,061	(4)	$3,540	(2)	$—	$—	$—	$20,551
John W. Kropf	$42,000	(5)	$—		$3,540	(2)	$—	$—	$—	$45,540
John L. Muhlbach, Jr.	$17,000	(3)	$—		$3,540	(2)	$—	$—	$—	$20,540
Victor B. Schantz	$16,800	(3)	$—		$3,540	(2)	$—	$—	$—	$20,340
Steve Schmid	$9,500	(3)	$8,107	(4)	$3,540	(2)	$—	$—	$—	$21,147
James R. Smail	$17,600	(3)	$—		$3,540	(2)	$—	$—	$—	$21,140
Howard J. Wenger	$8,500	(3)	$8,107	(4)	$3,540	(2)	$—	$—	$—	$20,147
Albert W. Yeagley	$8,300	(3)	$8,107	(4)	$3,540	(2)	$—	$—	$—	$19,947

(1)	Compensation reported includes the monthly retainer for serving as a director of the Company; for serving as Audit Committee Chairperson and $200 for each Board committee meeting attended.

(2)	Amounts calculated utilizing the aggregate grant date fair value of the option award made during the year. See Note 14 of the consolidated financial statements in the Company’s Annual Report for the year ended December 31, 2012 regarding assumptions underlying valuation of equity awards. Stock options were granted on January 17, 2012, at an exercise price of $14.10 per share, will expire on January 17, 2022 and vest in one-fifth annual installments beginning on January 17, 2013.

(3)	Compensation reported includes the monthly retainer for serving as a director of the Company and $200 for each Board committee meeting attended.

(4)	Stock awards reported were granted in lieu of fees on July 1, 2012 at a price of $15.21 per share, the current market value of the shares on the date of grant.

(5)	Compensation reported includes the monthly retainer for serving as a director of the Company; for serving as Chairman of the Board and $200 for each Board committee meeting attended.

Narrative to the Director Compensation Table

Director Fees — For 2012, the members of the Board received a monthly retainer of $1,350 for serving as Board members. The Chairman of the Board receives an additional monthly retainer of $2,000. During 2012, the Board met twelve times. On an annual basis, the compensation for the Board and the related committees is reviewed and re-evaluated by the Board. Members of the Audit Committee, the Executive Committee, the Charitable Giving Committee, the Board Loan Committee and the Risk Committee receive fees of $200 per meeting attended. Board members have the option to receive a semi-annual payment in cash or to defer these fees.

The Deferred Directors’ Fees Plan provides each director the option to defer his or her director fees until retirement, up to a maximum of $2,500 per month. The Bank credits interest to a director’s deferred compensation account on December 31 of each year at an interest rate equal to twice the one-year treasury rate as of December 31 of each year, but in no case at a rate less than 8%. However, for years beginning after 2006, the interest rate will equal the Bank’s 12-month certificate of deposit rate. After retirement, the director receives his or her deferred compensation account balance in equal monthly or annual installments for 10 years, or in a lump-sum payment. None of the directors participated in the Deferred Directors’ Fees Plan during fiscal year 2012.

For 2012, the Chairperson of the Bank’s Audit Committee received an additional annual retainer of $2,500. The Bank’s Audit Committee, which is comprised of the same people who serve on National Bancshares’ Audit Committee and meet simultaneously, met four times in 2012.

Retirement Benefits and Deferred Compensation — In August 1994 the Bank implemented a director retirement benefit and death benefit plan for all directors, entitled the Directors Defined Benefit Plan (the “Director Plan”). The Director Plan is designed to provide an annual retirement benefit to each director after his or her board service terminates and he or she attains age 70. The retirement benefit is an annual benefit equal to $1,000 multiplied by the years of board service after August 1994. For service during part of a year, a period of six months or more is considered a full year, but a period less than six months is disregarded. The annual retirement benefit is payable for the lifetime of the director, but in no event for fewer than 15 years. If a director dies before receiving 15 annual payments, the balance of the payments is paid to the director’s designated beneficiary or beneficiaries. If a director dies while serving on the Bank’s board, the Bank will pay the director’s designated beneficiary or beneficiaries 15 successive annual benefit payments, each equal to $1,000 for each year of service from, and after, August 1994 through the date of the director’s death, with the following qualification. If the director has not yet reached seventy (70) years of age at the date of death and is insurable, and the Bank has purchased insurance on his or her life, it shall be assumed for the purpose of calculating this annual benefit that the Director died at age seventy (70). If a director dies before age 70 but after having first terminated director service, the Bank will pay the former director’s designated beneficiary or beneficiaries an annual benefit for 15 years equal to $1,000 for each year of board service from, and after, August 1994 through the director’s termination of board service. The Directors Plan was curtailed during 2007. No additional accrual benefits can be earned as a result of the curtailment. In 2008, the Directors Plan was amended to provide that, for purposes of determining annual retirement benefits, service during any portion of a year is considered a full year in the calculation of the benefit.

The Bank purchased insurance policies on the lives of the directors as an informal financing mechanism for the Bank’s post-retirement obligations under the Directors Defined Benefit Plan. Since the Bank is the sole beneficiary of the life insurance policy, the directors have no interest in this policy. Although the Bank expects the policies on the directors’ lives to serve as a source of funds for the director retirement benefits payable under the Directors Defined Benefit Plan Agreements, the directors’ contractual entitlements under the Directors Defined Benefit Plan Agreements are not funded and remain contractual liabilities of the Bank, payable when a director terminates service and attains age 70. As mentioned previously, the Bank has a mandatory retirement age of 75 years old for all directors.

TRANSACTIONS WITH DIRECTORS AND OFFICERS

Directors, officers and their associates were customers of, and had transactions with, the Bank in the ordinary course of business in 2012. Similar transactions can be expected in the future. All loans and loan commitments involving directors, officers and their associates were made by the Bank on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve more than the normal risk of collectability or present other unfavorable features. All loans and loan commitments with directors and executive officers require advance approval by the Bank’s board of directors.

Director John W. Kropf is an attorney in private practice with the law firm Kropf, Wagner, L.L.P., which performs legal services for the Company from time to time. Kropf, Wagner, L.L.P. owned 51% of First Kropf Title, L.L.C.’s equity interests. Payments of approximately $0 in 2012 and $4,187 in 2011 for various title services were made to First Kropf Title, L.L.C. by mortgage loan borrowers of the Bank. All, or substantially all, of First Kropf Title, L.L.C.’s customers were mortgage loan borrowers referred by the Bank. Through his interest in the law firm, Mr. Kropf may be deemed to have had an approximate 14% indirect interest in First Kropf Title, L.L.C. In February 2012, First Kropf Title, L.L.C. was dissolved.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers and persons who beneficially own more than 10% of a registered class of National Bancshares’ equity securities to file with the SEC reports showing ownership of and changes of ownership in the Company’s common shares and other equity securities. On the basis of reports and representations submitted by National Bancshares’ directors, executive officers, and greater-than-10% owners, National Bancshares believes that all required Section 16(a) filings for fiscal year 2012 were timely made except for the following: (i) Thomas R. Poe filed a Form 5 on February 11, 2013, reporting one late Form 4 transaction.

PROPOSALS OF SECURITY HOLDERS

Shareholders desiring to submit a proposal for inclusion in National Bancshares’ proxy materials for the 2014 annual meeting must submit the proposals to National Bancshares at its executive offices no later than November 27, 2013. We will not include in our proxy statement, or form of proxy, for the 2014 annual meeting a shareholder proposal received after that date or that otherwise fails to satisfy the requirements for shareholder proposals established by SEC rules and regulations. Proposals should be sent to Mark R. Witmer, President and CEO, National Bancshares Corporation, 112 West Market Street, PO Box 57, Orrville, Ohio 44667.

If a shareholder intends to present a proposal at the 2014 annual meeting without seeking to include the proposal in National Bancshares’ proxy materials for that meeting, the shareholder must give advance notice to National Bancshares at the address set forth in the preceding paragraph. The shareholder must give such notice at least 45 days before the date in 2014 corresponding to the mailing date of this proxy statement for the 2013 Annual Meeting. This proxy statement is being mailed to shareholders on, or about, March 27, 2013, the date 45 days before the corresponding mailing date in 2014 is therefore February 10, 2014. Accordingly, if you desire to present a proposal at the 2014 annual meeting of shareholders without seeking to include the proposal in National Bancshares’ proxy materials for that meeting, you should provide notice of the proposal to National Bancshares no later than February 10, 2014. If you fail to do so, National Bancshares’ management proxies for the 2014 annual meeting will be entitled to use their discretionary voting authority on that proposal, without any discussion of the matter in National Bancshares’ proxy materials.

DELIVERY OF DOCUMENTS TO SHAREHOLDERS SHARING AN ADDRESS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.

A single proxy statement and annual report will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement, please notify your broker, the other holder of record, and direct your written request to National Bancshares Corporation, Attn: James R. VanSickle, 112 West Market Street, PO Box 57, Orrville, Ohio 44667, or telephone 330-682-1010. Shareholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker, the other holder of record or National Bancshares.

ANNUAL REPORT

Our 2012 Annual Report has been mailed to persons who were shareholders as of the close of business on March 1, 2013. Additional copies may be obtained without charge by written request. The 2012 Annual Report is not part of these proxy-soliciting materials and is not incorporated in this proxy statement by reference. National Bancshares files periodic reports and other information with the SEC under the Securities Exchange Act of 1934. Copies of the public portions of reports to the SEC may be inspected and copied at the headquarters of the SEC, 100 F Street, NE, Washington, D.C. 20549. The SEC maintains an Internet web site containing reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that web site is http://www.sec.gov.

A copy of National Bancshares’ Annual Report on Form 10-K for the year ended December 31, 2012, as filed with the SEC but without exhibits, will — on or after April 1, 2013 — be furnished without charge upon written request directed to Mr. James R. VanSickle, Chief Financial Officer, National Bancshares Corporation, 112 West Market Street, PO Box 57, Orrville, Ohio 44667.

OTHER BUSINESS

The Board is not aware of any business to come before the meeting other than those matters described in this proxy statement. However, if any other matters properly come before the Annual Meeting, proxies in the accompanying form will be voted on those other matters in accordance with the judgment of the person or persons voting the proxies, including matters relating to the conduct of the Annual Meeting.

z	REVOCABLE PROXY NATIONAL BANCSHARES CORPORATION	{

Annual Meeting of Shareholders to be Held April 25, 2013 This Proxy is Solicited on Behalf of the Board of Directors

KNOW ALL PERSONS BY THESE PRESENT: That I/We, the undersigned Shareholder or Shareholders of National Bancshares Corporation, Orrville, Ohio, do hereby nominate, constitute and appoint John P. Cook, John L. Muhlbach, Jr., or any one of them, (with substitution, for my or our stock and in my or our name, place and stead) to vote all the common stock of said Company, standing in my or our name, on its books on March 1, 2013, at the Annual Meeting of Shareholders to be held at the OPERATIONS CENTER OF FIRST NATIONAL BANK, 1444 NORTH MAIN STREET, ORRVILLE, OHIO, on April 25, 2013 at 2:00 o’clock p.m., or at any adjournment thereof with all the powers the undersigned would possess if personally present. The shares will be voted in accordance with my specifications.

Mark here if you plan to attend the meeting.	☐
Mark here for address change.	☐

Comments:

FOLD HERE – PLEASE DO NOT DETACH – PLEASE ACT PROMPTLY PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE

X	PLEASE MARK VOTES AS IN THIS EXAMPLE

					For	Against	Abstain
				2. Advisory (non-binding) approval of the compensation of National Bancshares Corporation’s named executive officers.	☐	☐	☐
Proposals
	For	With- hold	For All Except
1. Elect Four (4) Directors to Serve a Three (3) Year Term as Directors of the Company Until Expiration of Their Term in 2016 (Except as marked to the contrary below):	☐	☐	☐
				1 Year	2 Years	3 Years	Abstain
				3. Advisory (non-binding) vote on how often shareholders shall vote on executive compensation – every one, two or three years. ☐	☐	☐	☐

Steve Schmid, James R. Smail, Mark R. Witmer, Albert W. Yeagley

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

					For	Against	Abstain
				4. Ratify the appointment of the Company’s independent registered public accounting firm (independent auditors) for the year ending December 31, 2013:	☐	☐	☐

Crowe Horwath LLP

The Board of Directors recommends a vote “FOR” proposals 1, 2 and 4, and for “3 Years” for Proposal 3. (THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE.)

IF ANY OTHER BUSINESS IS PRESENTED AT SAID MEETING, THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

Please be sure to date and sign this proxy card in the box below.	Date

Sign above Co-holder (if any) sign above

INSTRUCTIONS: If the signer is a corporation, please sign full corporate name by duly authorized officer. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign. ALL JOINT OWNERS MUST SIGN.

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